Exhibit 4.7

NUMBER	UNITS

SEE REVERSE FOR

CERTAIN DEFINITIONS

BIOAMBER INC.

CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT EACH TO

PURCHASE HALF OF ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                              is the owner of                              Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.01 per share (“Common Stock”), of BioAmber Inc., a Delaware corporation (the “Company”), and one warrant (the “Warrants”). Each Warrant entitles the holder to purchase half of one (1/2) share of Common Stock for $11.00 per whole share of Common Stock (subject to adjustment). Each Warrant is become exercisable during the period commencing on August , 2013 and ending at 5:30 PM on May , 2017 unless the same is extended at the sole option of the Company. The Common Stock and Warrants comprising the Units represented by this certificate are transferable separately on the first business day following the expiration of the underwriters’ over-allotment option.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile signature of its duly authorized officers.

By		By
	Jean-Francois Huc President and Chief Executive Officer		Andrew Ashworth Chief Financial Officer

BioAmber Inc.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – under Uniform Gifts to Minors Act

Additional Abbreviations may also be used though not in the above list.

For value received,                                         hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and hereby irrevocably constitute(s) and appoint(s)

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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